Exhibit 99.2

supplemental report first quarter 2016 Building He althy P ar tner ships The Solana Doylestown Warrington, PA T H E O N LY R E I T I N T H E S & P 5 0 0 ® DIVIDEND ARISTOCRATS® I NDE X THE FIR S T HEALTHC ARE REIT S&P 500 IN THE 1 DRIVING SUSTAINABLE ECONOMIES

Vision 3 Sustainability 4 Summary 5 Heat Map - Triple-Net Master Lease Profile 7 Credit Profile 8 Capitalization 10 Indebtedness and Ratios 12 Investments and Dispositions 14 Portfolio Portfolio Summary 17 Senior Housing 22 Post-Acute/Skilled 28 Life Science 32 Medical Office 35 Hospital 37 Unconsolidated Joint Ventures 38 Entrance Fee CCRC Portfolio 39 Definitions 41 TABLE OF Contents Reconciliations 45 Company Information 47 Forward-Looking Statements & Risk Factors 48 2

VISION

Building Healthy Partnerships

"FOR BOTH OPERATORS AND INVESTORS, HCP IS YOUR TRUSTED CAPITAL PARTNER IN A DYNAMIC HEALTHCARE ENVIRONMENT"



LIFE SCIENCE
MEDICAL OFFICE
POST-ACUTE +HOSPITALS
SENIOR HOUSING
RESEARCH
PREVENTATIVE MEDICINE
HOSPITALIZATION
RECOVERY
SENIOR CARE
SENIOR HOUSING
$23B
INVESTMENT PORTFOLIO

Execution & Investment Insights for **Customers**

Value our relationships with healthcare operators

Focus on operations with market insights that deliver more than just capital

Understand that operations drive the value of real estate

Invest for the long-term

Deliver quickly without surprises

Committed to sustainability in our facilities

Provide a consistent source of capital at a competitive cost

Long-term Performance for **Investors**

Deliver long-term growth through market cycles

Add and build upon leading healthcare relationships with sector-focused professionals

Provide diversified capital allocation across the large, growing healthcare real estate segment

Provide robust future growth

Dividend Aristocrat

3

THIS QUAR TER Sustainability Named 2016 Industry Mover and to the Sustainability Yearbook for performance on 2015 Dow Jones Sustainability Index (DJSI) Assessment •The Industry Mover designation is given to the company achieving the largest improvement in sustainability performance in its industry on the DJSI Assessment •Featured in the Sustainability Yearbook which includes companies that scored within the top 15% of their industry on the DJSI Assessment, and features the world’s most sustainable companies 4 HCP sponsored and its employees participated in the Go Red for Women campaign. We are proud to support one of the nation’s largest events to raise awareness and funds for the American Heart Association. Published our 2nd combined Annual and Sustainability Report and our 5th annual Sustainability Report in connection with the GRI framework.

THE NUMBERS

Summary

As of and for the quarter ended March 31, 2016, dollars in thousands, except per share data

	Three Months Ended March 31, 2016	2015
Revenues	$ 640,782	$ 610,791
NOI	445,707	445,038
Cash NOI	438,305	415,853
Year-Over-Year SPP Cash NOI % change	(0.5)%	3.5%
Year-Over-Year SPP Cash NOI % growth, excluding HCRMC(1)	3.2%	
Adjusted EBITDA	$ 451,923	$ 484,517
Diluted FFO per common share	0.68	(0.26)
Diluted FFO as adjusted per common share	0.69	0.79
Diluted FAD per common share	0.66	0.69
Diluted EPS	0.25	(0.52)
Dividends per common share	0.575	0.565
FFO as Adjusted Payout Ratio	83%	72%
FAD Payout Ratio	87%	82%
Financial Leverage(2)	45.5%	42.9%
Adjusted Fixed Charge Coverage	3.6x	4.0x

(1) Excludes the HCR ManorCare, Inc. ("HCRMC") master lease (as amended, the "Amended Master Lease" effective April 1, 2015).
(2) Reflects the adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs to be presented as a direct deduction to the related debt liability.

PORTFOLIO INCOME



5%
Hospital
14%
Medical office
40%
Senior housing
15%
Life science
$473.4M
26%
Post-acute/skilled

INVESTMENT PORTFOLIO

	March 31, 2016 Property Count	Investment Portfolio
Senior housing	533	$ 10,240,720
Post-acute/skilled	305	5,126,061
Life science	118	3,708,392
Medical office	228	3,646,926
Hospital	16	594,085
	1,200	**$ 23,316,184**

5

Portfolio Summary As of and for the quarter ended March 31, 2016, dollars in thousands Property Portfolio Post-acute/skilled 4,338,095 106,355 Medical office 3,507,004 65,876 $ 21,226,994 $ 438,305 Senior housing $ 90,997 $ 1,851 $ 869,813 $ 18,029 Senior housing(2) $ 60,411 $ — Medical office 130,841 — Unconsolidated JVs Post-acute/skilled 9,150 404 Medical office 9,081 322 Total Post-acute/skilled 5,126,061 122,937 (1) Portfolio Income includes $6.1 million related to the first tranche of the purchase option exercised by Genentech that is held for sale as of March 31, 2016, and is therefore excluded from Investment. (2) Includes $13.2 million related to two unconsolidated joint ventures. Medical office 3,646,926 66,198 $ 23,316,184 $ 473,378 6 Hospital 594,085 21,974 Life science(1) 3,708,392 72,952 Senior housing $ 10,240,720 $ 189,317 $ 884,006 $ 17,044 Life science 87,643 1,420 Senior housing $ 778,132 $ 14,898 $ 335,371 $ — Life science 144,119 — Developments Post-acute/skilled778,816 16,178 Debt Investments Hospital 594,085 21,974 Life science(1) 3,476,630 71,532 Senior housing $ 9,311,180 $ 172,568 Investment Portfolio Income

HEAT MAP Triple-Net Master Lease Profile(1) 1.2% 0.4% 0.4% 0.1% 0.7% 0.1% 0.5% 0.7% 0.4% 1.0% 1.3% 0.2% 0.6% 0.5% 0.8% 0.4% 0.2% 0.1% 0.6% (3) 1.2% 0.2% 2205 0 2 4 6 8 10 12 14 16 18 TERM (YEARS TO EXPIRATION) 95% INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Revenues Master leases profiled represent 95% of triple-net Annualized Revenues(1)(2) (1) Agreements with cross-default protections are presented as a single master lease, including agreements that will be added to a master lease upon third party debt repayment. Excludes master leases with properties acquired during the period required to calculate CFC. (2) Refers to Annualized Revenues from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. (3) Represents HCRMC (guarantor) fixed charge coverage for the trailing 12 months ended March 31, 2016 for their combined senior housing and post-acute/ skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. 7 EBITDAR CFC (TRAILING TWELVE MONTHS ENDED 12/31/2015) 12.00x 0.50x 0.75x 1.00x 1.25x 1.50x 0.7% 0.7% 0.5% 0.4% 0.4% 0.5% 8.3% 23.4% 0.7% 0.1% 0.2% 1.4% 0.4%

CREDIT

Profile

Financial Leverage



80%
60%
40%
20%
0%
49.0%
58.7%
57.3%
47.5%
43.3%
38.0%
41.0%
40.1%
39.1%
41.5%
45.0%
45.5%
Pre-CNL Acquisition
2006
2007
2008
2009
2010(1)
2011
2012
2013
2014
2015(2)
1Q 2016

Adjusted Fixed Charge Coverage



5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
2.9x
2.3x
2.2x
2.4x
2.6x
2.9x
3.1x
3.6x
4.0x
4.1x
3.9x
3.6x
Pre-CNL Acquisition
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
1Q 2016

Secured Debt Ratio



25%
20%
15%
10%
5%
0%
11.6%
21.2%
12.0%
15.0%
15.7%
14.1%
10.0%
8.3%
6.9%
5.1%
4.4%
4.3%
Pre-CNL Acquisition
2006
2007
2008
2009
2010(1)
2011
2012
2013
2014
2015
1Q 2016

Net Debt to Adjusted EBITDA



12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
5.1x
11.4x
8.7x
6.3x
6.2x
5.2x
5.3x
5.2x
4.6x
5.4x
5.6x
6.2x
Pre-CNL Acquisition
2006
2007
2008
2009
2010(1)
2011
2012
2013
2014
2015
1Q 2016

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL Acquisition	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	1Q 2016
Moody's	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2	Baa1	Baa1	Baa1	Baa1	Baa1 (Outlook Neg)
Standard & Poor's	BBB+	BBB	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+	BBB+	BBB+	BBB+ (CredWtch Neg)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+	BBB+	BBB+	BBB+	BBB+ (Outlook Neg)

(1) Pro forma to exclude the temporary benefit resulting from prefunding the HCRMC acquisition in December 2010.
(2) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015.

8

CREDIT Profile Same Property Cash NOI Growth Total Gross Assets (in billions) 6% $30 $25 4% 3.3% 3.2% 3.1% $20 2.1% 2.1% 2.0% 2% $15 0% $10 (2%) $5 (4%) $0 (5) 2010 (4) 2011 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 1Q 2016 Pre-CNL 2006 2007 Acquisition 2008 2009 2012 2013 2014 2015 1Q 2016 HCP(2) Major Property Sectors (3) Liquidity(6) (in billions) FFO as Adjusted Payout Ratio 90% $2.0 $1.7 80% $1.5 $1.4 $1.4 $1.3 $1.3 70% $1.0 60% $0.5 $0.3 $0.0 50% (4) (5) Pre-CNL 2006 2007 2008 2009 2010 Acquisition 20112012 2013 2014 2015 1Q 2016 Pre-CNL 2006 2007 Acquisition 2008 2009 2010 2011 2012 2013 2014 2015 1Q 2016 (1) Same property Cash NOI for the quarter ended March 31, 2016 grew 3.2%, excluding HCRMC. (2) Presented as originally reported for periods 2005 through 2015. (3) Compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated February 29, 2016 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office and strip center. The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented. (4) Pro forma to exclude the temporary benefit resulting from prefunding the HCRMC acquisition in December 2010. (5) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015. (6) Represents the availability at each period end under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash). 9 $1.8 $1.6 $1.5 $1.1 $0.6 $0.4 87%86% 83% 83% 83% 80% 77% 71% 72%70% 72%72% 4.6% 4.6% 4.8% 4.0% 4.2% 4.1%4.2% 3.7% 3.9% 2.4%2.6% 2.7% 1.6% 0.5% (0.6%) (0.5%) (1) (2.8%) $24.5 $24.6 $24.9 $22.0 $22.5 $19.2 $13.7 $13.2 $13.8 $14.2 $10.6 $4.6

Capitalization

Dollars and shares in thousands, except price per share data

TOTAL DEBT

	March 31, 2016	December 31, 2015	March 31, 2015
Bank line of credit[1]	$ 810,313	$ 397,432	$ 358,555
Term loans[2][3]	511,737	524,807	527,601
Senior unsecured notes[2]	8,623,376	9,120,107	7,982,189
Mortgage debt[2]	895,289	932,212	978,453
Other debt	95,229	94,445	95,747
Consolidated Debt	**$ 10,935,944**	**$ 11,069,003**	**$ 9,942,545**
HCP's share of unconsolidated JV mortgage debt[2]	176,954	172,275	303,138
HCP's share of unconsolidated JV other debt	191,323	192,600	174,018
Total Debt	**$ 11,304,221**	**$ 11,433,878**	**$ 10,419,701**
Cash and cash equivalents	(94,665)	(346,500)	(137,170)
HCP's share of unconsolidated JV cash and cash equivalents	(31,965)	(24,214)	(31,230)
Net Debt	**$ 11,177,591**	**$ 11,063,164**	**$ 10,251,301**

TOTAL MARKET CAPITALIZATION

	March 31, 2016		
	Shares	Value	Total Value
Common stock (NYSE: HCP)	466,925	$ 32.58	$ 15,212,417
Convertible partnership (DownREIT) units[4]	5,876	32.58	191,440
Total Market Equity			**$ 15,403,857**
Consolidated Debt			10,935,944
Total Market Equity and Consolidated Debt			**$ 26,339,801**
HCP's share of unconsolidated JV debt			368,277
Total Market Capitalization			**$ 26,708,078**

(1) Includes £275.0 million, £269.5 million and £241.5 million translated into U.S. dollars at March 31, 2016, December 31, 2015 and March 31, 2015, respectively.
(2) Reflects the adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs to be presented as a direct deduction to the related debt liability.
(3) Represents £357.0 million translated into U.S. dollars.
(4) Convertible partnership ("DownREIT") units are exchangeable for an amount of cash based on the then-current market value of shares of the Company's common stock at the time of conversion or, at the Company's election, shares of the Company's common stock.

10

Capitalization Common Stock and Equivalents In thousands Common stock equivalent securities: Dilutive impact of options 57 57 57 57 Total common stock and equivalents 473,908 466,262 472,186 472,186 11 Hoag Hospital Irvine, CA Convertible partnership units 5,876 —5,924 5,924 Restricted stock and units 1,050 131 131 131 Shares Outstanding March 31, 2016 Weighted Average Shares Three Months Ended March 31, 2016 Diluted Diluted Diluted EPSFFOFAD Common stock 466,925 466,074 466,074 466,074

Indebtedness and Ratios

As of March 31, 2016, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank Line of Credit[1]	Term Loans[2]	Senior Unsecured Notes		Mortgage Debt		Consolidated Debt	HCP's Share of Unconsolidated JV Debt		Total Debt	
			Amounts	Rates %[3]	Amounts[4]	Rates %[3]		Amounts[5]	Rates %[3]	Amounts	Rates %[3]
2016	$ —	$ 196,938	$ 400,000	6.49	$ 241,492	6.97	$ 838,430	$ 1,682	N/A	$ 840,112	5.55
2017	—	—	750,000	6.02	581,891	6.08	1,331,891	63,074	3.01	1,394,965	5.91
2018	810,313	—	600,000	6.81	6,583	5.90	1,416,896	28,097	2.94	1,444,993	3.86
2019	—	316,250	450,000	3.97	2,072	N/A	768,322	1,095	N/A	769,417	3.12
2020	—	—	800,000	2.79	2,078	5.14	802,078	34,095	3.50	836,173	2.83
2021	—	—	1,200,000	5.54	9,384	5.39	1,209,384	12,276	5.49	1,221,660	5.54
2022	—	—	900,000	3.93	902	N/A	900,902	14,688	4.39	915,590	3.93
2023	—	—	800,000	4.45	964	N/A	800,964	84	N/A	801,048	4.45
2024	—	—	1,150,000	4.12	1,031	N/A	1,151,031	87	N/A	1,151,118	4.12
2025	—	—	1,350,000	3.94	1,103	N/A	1,351,103	18,064	3.87	1,369,167	3.94
Thereafter	—	—	300,000	6.88	47,708	4.88	347,708	2,993	3.90	350,701	6.58
Subtotal	**$ 810,313**	**$ 513,188**	**$8,700,000**		**$ 895,208**		**$10,918,709**	**$ 176,235**		**$11,094,944**	
Other debt[6]	—	—	—		—		95,229	191,323		286,552	
(Discounts), premiums and debt costs, net	—	(1,451)	(76,624)		81		(77,994)	719		(77,275)	
Total	**$ 810,313**	**$ 511,737**	**$8,623,376**		**$ 895,289**		**$10,935,944**	**$ 368,277**		**$11,304,221**	
Weighted average interest rate %	1.68	1.95	4.72		6.22		4.48	3.49		4.47	
Weighted average maturity in years	2.00	1.82	6.11		2.22		5.28	4.16		5.26	

(1) Includes £275.0 million translated into U.S. dollars at March 31, 2016.
(2) Represents £137.0 million in 2016 and £220.0 million in 2019, both translated into U.S. dollars at March 31, 2016.
(3) Relates to maturing amounts.
(4) Mortgage debt attributable to noncontrolling interests at March 31, 2016 was $51.0 million, excluding DownREITs.
(5) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated joint ventures.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

12

Indebtedness and Ratios March 31, 2016 December 31, 2015 Consolidated Debt/Consolidated Gross Assets(1) 46.1% 45.6% Consolidated Secured Debt/Consolidated Gross Assets 3.8% 3.9% Fixed Rate Total Debt 92.1% 95.8% 100% 100% FINANCIAL COVENANTS AS OF MARCH 31, 2016(3) Bank Line of Credit Secured Debt Ratio No greater than 30% 5% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.7x (1) December 31, 2015 metrics are pro forma to reflect prefunding certain 2016 debt maturities in December 2015. (2) $70.5 million of variable-rate mortgage debt and £357.0 million of term loans are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float) using derivative financial instruments. (3) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees. 13 Unsecured Leverage Ratio No greater than 60%49% Requirement Actual Compliance Leverage Ratio No greater than 60%46% Variable Rate Total Debt 7.9%4.2% Fixed and Variable Rate Ratios:(2) Secured Debt Ratio (Total Secured Debt/Total Gross Assets)4.3%4.4% Financial Leverage (Total Debt/Total Gross Assets)(1)45.5% 45.0%

Investments For the quarter ended March 31, 2016, dollars in thousands INVESTMENTS Description Development commitments 222,330 Investments in unconsolidated joint ventures 14,500 Chancellor Gardens at Clearfield Clearfield, UT 14 Total Investments $ 364,260 Debt Investments 17,007 Investment in real estate assets$ 110,423

Investments | Acquisitions and Dispositions

For the quarter ended March 31, 2016, dollars and square feet in thousands

ACQUISITIONS AND DISPOSITIONS

Location/Portfolio	Date	Capacity	Property Count	Segment		Investment/ Sales Price[1]
ACQUISITIONS:[2]						
Various	January	484 Units/Beds	6	Senior housing/ Post-acute/skilled	$	95,471
Easton, PA	February	64 Beds	1	Senior housing		14,952
Developments:						
South San Francisco, CA	January	230 Sq. Ft.	2	Life science		185,280
The Woodlands, TX	January	170 Sq. Ft.	1	Medical office		37,050
Debt Investments:						
Maria Mallaband (Affiliate)	March	—	—	Senior housing		17,007
Investments in Unconsolidated JV:						
Clearfield, UT - MBK JV	March	130 Units	1	Senior housing		14,500
					$	**364,260**
DISPOSITIONS:						
Various - HCRMC	January, February	1,046 Beds	11	Senior housing/ Post-acute/skilled	$	62,269
Denton, TX - HCP Ventures IV[3]	January	22 Beds	1	Hospital		5,000
					$	**67,269**
ASSETS HELD FOR SALE:						
South San Francisco, CA[4]	March	457 Sq. Ft.	4	Life science	$	311,300

(1) Adjusted to reflect the Company's pro rata share of unconsolidated joint ventures, as applicable.
(2) During the first quarter of 2016, the Company also acquired two assets from HCRMC for $91.8 million. HCRMC used the proceeds from the sales to reduce its lease obligation to the Company in accordance with the HCRMC Amended Master Lease.
(3) In January 2016, the Company sold its 20% interest in a hospital that was held for sale as of December 31, 2015.
(4) In January 2016, the Company entered into a purchase and sale agreement with Genentech who exercised their purchase option to acquire a life science portfolio in South San Francisco. The first tranche of the portfolio which includes four properties representing 457,000 square feet, is expected to close in November 2016 for a sales price of $311.3 million and is reported as held for sale as of March 31, 2016. The second tranche which includes four properties representing 337,000 square feet, is expected to close in July 2018 for a sales price of $269.4 million and remains in the Company's operating portfolio as of March 31, 2016.

15

Investments | Developments and Capital Expenditures

As of and for the quarter ended March 31, 2016, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	Location	Segment	Capacity	Estimated Completion Date	Estimated Total Investment	Investment to Date
Development:						
Memorial Hermann - Pearland II[1]	Pearland, TX	Medical office	88 Sq. Ft.	2Q 2016	$ 16,699	$ 12,087
Deer Park	Deer Park, IL	Senior housing	180 Units	2Q 2016	47,690	47,182
Sky Ridge[1]	Lone Tree, CO	Medical office	100 Sq. Ft.	2Q 2016	25,252	22,284
Memorial Hermann - Cypress[1]	Cypress, TX	Medical office	121 Sq. Ft.	2Q 2016	27,672	14,958
Vintage Park - JV	Houston, TX	Senior housing	117 Units	3Q 2016	24,310	11,298
The Cove at Oyster Point - Phase I	South San Francisco, CA	Life science	247 Sq. Ft.	3Q 2016	184,314	115,043
Memorial Hermann - Woodlands Plaza IV	The Woodlands, TX	Medical office	170 Sq. Ft.	1Q 2017	37,050	3,983
Oakmont Village - JV	Santa Rosa, CA	Senior housing	74 Units	1Q 2017	11,600	1,931
The Cove at Oyster Point - Phase II	South San Francisco, CA	Life science	230 Sq. Ft.	3Q 2017	185,280	29,076
Redevelopment:						
Bayfront[2]	St. Petersburg, FL	Medical office	117 Sq. Ft.	2Q 2016	22,070	13,705
Folsom	Sacramento, CA	Medical office	92 Sq. Ft.	2Q 2016	64,650	63,824
					$ 646,587	$ 335,371

LAND HELD FOR DEVELOPMENT

Primary Location	Primary Segment	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
California - Bay Area & San Diego	Life science	129	2,624	$ 299,907

PLACED IN SERVICE

Name of Project	Location	Segment	Capacity
Robin Run Village - CCRC JV	Indianapolis, IN	Senior housing	69 Units
Various[1]	Various	Medical office	72 Sq. Ft.

CAPITAL EXPENDITURES

Total fundings for development, tenant and capital improvements including HCP's share of unconsolidated joint ventures	$ 120,458

(1) During the quarter ended March 31, 2016, 72,000 square feet were placed in service as tenants took occupancy in the Pearland II, Sky Ridge and Cypress medical office developments.

(2) Represents a portion of the facility.

16

Portfolio Summary

As of and for the quarter ended March 31, 2016, dollars and square feet in thousands

Property Portfolio	Property Count	Investment	Cash NOI	Age (Years)	Capacity	Occupancy %	EBITDARM CFC	EBITDAR CFC
Senior housing	402	$ 6,610,770	$ 120,695	20	35,505 Units	87.0	1.27x[1]	1.07x[1]
Senior housing - operating	108	2,700,410	51,873	21	15,403 Units	88.4	N/A	N/A
Post-acute/skilled	301	4,338,095	106,355	34	37,212 Beds	83.7	1.83x[1]	1.39x[1]
Life science[2]	114	3,476,630	71,532	19	7,094 Sq. Ft.	98.0	N/A	N/A
Medical office	227	3,507,004	65,876	22	17,117 Sq. Ft.	91.2	N/A	N/A
Hospital	16	594,085	21,974	30	2,247 Beds	55.5	6.44x	6.00x
	1,168	**$ 21,226,994**	**$ 438,305**	**24**				

Debt Investments	Investment	Interest Income
Senior housing	$ 90,997	$ 1,851
Post-acute/skilled	778,816	16,178
	$ 869,813	**$ 18,029**
Total	**$ 22,096,807**	**$ 456,334**

(1) CFC is not presented for HCRMC senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information, see the HCR ManorCare Portfolio Summary.

(2) Cash NOI includes $6.1 million related to the first tranche of the purchase option exercised by Genentech that is held for sale as of March 31, 2016, and is therefore excluded from all other metrics presented.

17

Regency Oaks Clearwater, FL Portfolio Summary For the quarter ended March 31, 2016, dollars in thousands NOI, CASH NOI AND INTEREST INCOME Rental and Operating Revenues Operating Expenses Cash NOI(2) Interest Income Cash NOI and Interest Income Segment NOI(2) Post-acute/skilled 107,190 564 106,626 106,355 16,178 122,533 Medical office 108,994 42,313 66,681 65,876 — 65,876 $ 622,662 $ 176,955 $ 445,707 $ 438,305 $ 18,029 $ 456,334 (1) Includes revenues of $165.8 million and operating expenses of $113.9 million for the three months ended March 31, 2016 related to 108 assets operated under a RIDEA structure by Brookdale Senior Living, Inc. (“Brookdale”). (2) Includes $8.8 million attributable to noncontrolling interests, excluding DownREITs. 18 Hospital 22,870 1,199 21,671 21,974 —21,974 Life science 88,948 16,743 72,205 71,532 —71,532 Senior housing(1) $ 294,660 $ 116,136 $ 178,524 $ 172,568 $ 1,851 $ 174,419

Portfolio Diversification As of and for the quarter ended March 31, 2016, dollars in thousands CASH NOI BY STATE Senior Housing Post-Acute/ Skilled Life Science Medical Office % of Total State Properties Hospital Total TX 121 24,072 1,336 — 18,394 7,883 51,685 12 — — PA 58 2,179 24,214 4,517 30,910 7 CO 34 9,455 2,074 — 4,983 373 16,885 4 VA 34 8,686 4,290 — 1,011 — 13,987 3 MI 39 2,921 10,114 — — — 13,035 3 1,168 $ 172,568 $ 106,355 $ 71,532 $ 65,876 $ 21,974 $ 438,305 100 OPERATOR/TENANT DIVERSIFICATION Annualized Revenues Company Primary Segment Amount % Brookdale Senior housing 440,393 23 HCA Medical office 76,150 4 Amgen Life science 46,342 2 Genentech Life science 21,652 1 $ 1,926,492 100 19 Other 705,601 37 Tandem/Consulate Health Care Post-acute/skilled37,8952 HC-One Post-acute/skilled48,6523 Sunrise Senior Living Senior housing97,8195 HCRMC Post-acute/skilled$ 451,988 23 Other 462 66,224 25,620 6,266 24,916 6,779 129,805 29 WA 29 4,112 3,100 —5,831 —13,0433 OH 75 4,678 11,961 —192 —16,8314 IL47 8,320 9,788 —332 —18,4404 FL106 25,365 8,473 —3,416 1,946 39,2009 CA 163 $ 16,556 $ 5,385 $ 65,266 $ 2,284 $ 4,993 $ 94,484 22

Same Property Portfolio As of March 31, 2016, dollars in thousands THREE-MONTH SPP Post-acute/skilled 279 4,134,774 95 82.6% 84.4% (22.2)% (10.5)% 82.6% 82.7% (16.5)% —% Medical office 212 3,017,592 86 90.8% 90.6% 1.2% 3.3% 90.8% 91.3% (0.6)% (1.3)% Total Portfolio 1,063 $ 19,218,872 91 (5.7)% (0.5)% (6.1)% (1.6)% 20 Total Portfolio excluding HCRMC 2.2%3.2%(0.9)%(2.2)% Hospital 16 594,085 100 53.3% 54.3% 2.2%2.4%53.3% 54.0% 2.1%2.1% Life science 108 3,386,199 97 98.0% 95.5% 5.3%9.6%98.0% 98.2% 2.1%3.9% Percent of Property Property Count Investment Portfolio Year-Over-Year Sequential Occupancy NOI Growth Occupancy NOI Growth 1Q16 1Q15 GAAP Cash 1Q16 4Q15 GAAP Cash Senior housing 448 $ 8,086,222 87 86.7% 88.1% 0.3%1.3%86.7% 86.9% (4.4)%(5.4)%

Expirations and Maturities

As of March 31, 2016, dollars in thousands

ANNUALIZED REVENUES - LEASE EXPIRATIONS[1]

Year	Total	% of Total	Senior Housing[2]	Post-Acute/ Skilled	Life Science[3]	Medical Office	Hospital
2016[4]	$ 65,842	4	$ 13,384	$ —	$ 6,185	$ 46,273	$ —
2017	107,445	7	9,273	—	29,792	55,523	12,857
2018	164,268	10	51,745	—	61,015	51,508	—
2019	96,979	6	9,224	19,056	19,648	41,691	7,360
2020	120,339	7	41,266	6,942	15,023	49,293	7,815
2021	75,986	5	10,953	—	42,105	21,402	1,526
2022	55,944	3	2,157	3,274	18,288	20,652	11,573
2023	72,864	4	24,129	—	38,147	10,588	—
2024	69,073	4	33,136	1,208	7,927	13,232	13,570
2025	79,244	5	9,432	—	16,011	27,991	25,810
Thereafter	739,826	45	311,946	396,694	10,649	16,379	4,158
	$ 1,647,810	**100**	**$ 516,645**	**$ 427,174**	**$ 264,790**	**$ 354,532**	**$ 84,669**

ANNUALIZED REVENUES - DEBT INVESTMENT MATURITIES[1]

Year	Total	Senior Housing	Post-Acute/ Skilled
2016	$ 1,296	$ 1,296	$ —
2017	5,910	3,176	2,734
2018	32,266	1,691	30,575
2019	30,605	—	30,605
2020	—	—	—
2021	199	—	199
2022	912	912	—
2023	—	—	—
2024	—	—	—
2025	—	—	—
Thereafter	—	—	—
	$ 71,188	**$ 7,075**	**$ 64,113**

(1) Assumes that renewals, purchase options, borrower prepayments and tenant options are not exercised unless otherwise indicated.
(2) Excludes $207.5 million of annualized NOI related to 108 facilities operated under a RIDEA structure by Brookdale.
(3) Includes $19.5 million in 2018 related to the second tranche of the purchase option exercised by Genentech that is expected to close in July 2018. The first tranche is held for sale as of March 31, 2016, and is therefore excluded from the operating portfolio.
(4) Includes month-to-month and holdover leases.

21

As of and for the quarter ended March 31, 2016, dollars in thousands INVESTMENTS Property Count Cash NOI Occupancy % EBITDARM CFC EBITDAR CFC Property Portfolio Investment Units Assisted living 259 $ 3,429,560 $ 66,160 19,062 87.4 1.25x 1.07x CCRCs 11 527,612 9,043 3,087 85.6 1.28x 1.07x Assisted living 27 626,138 9,687 3,127 87.8 1.46x 1.13x Total Leased Portfolio 402 $ 6,610,770 $ 120,695 35,505 87.0 1.27x 1.07x Operating Properties: 510 $ 9,311,180 $ 172,568 50,908 Interest Income Debt Investments Investment Other 17,883 336 Total $ 9,402,177 $ 174,419 22 $ 90,997 $ 1,851 Participating development loans $ 73,114 $ 1,515 Various 108 2,700,410 51,873 15,403 88.4 N/A N/A HCRMC DFLs61 1,179,180 16,888 4,451 83.9 N/A N/A Direct Financing Leases: Independent living 44 848,280 18,917 5,778 88.4 1.22x 1.07x Operating Leases:

Same Property Portfolio Dollars in thousands 1Q15 2Q15 3Q15 4Q15 1Q16 Investment $ 7,743,670 $ 7,772,671 $ 7,803,414 $8,063,193 $ 8,086,222 3-month Occupancy % 88.1 87.3 86.6 86.9 86.7 EBITDAR CFC(1) 1.11x 1.11x 1.10x 1.08x 1.07x Total revenues $ 232,214 $ 233,884 $ 232,996 $ 239,919 $ 236,198 $ 157,323 $ 159,914 $ 156,380 $ 165,076 $ 157,755 Non-cash adjustments to NOI(2) (7,273) (6,714) (5,853) (4,361) (5,724) Year-Over-Year Three-Month SPP Growth 1.3% (1) EBITDARM and EBITDAR CFCs have been restated for the prior periods to include rebates and to exclude overhead allocations that are incorporated in EBITDAR CFC through an imputed 5% management fee. (2) SPP Cash NOI excludes the effects of foreign exchange rate movements by using the average current period exchange rate to translate from British pound sterling (“GBP”) into U.S. dollars for the comparison periods. 23 $ 150,050 $ 153,200 $ 150,527 $ 160,715 $ 152,031 Cash NOI: Operating expenses (74,891) (73,970) (76,616) (74,843) (78,443) NOI: EBITDARM CFC(1)1.31x 1.31x 1.30x 1.28x 1.27x Units 44,017 44,123 44,090 44,144 44,133 Property count 448 448 448 448 448

Lease and Debt Investment Relationships As of and for the quarter ended March 31, 2016, dollars in thousands Leased Portfolio(1) Properties Cash NOI HCRMC 1,179,180 16,854 16,888 61 100 4,451 83.9 N/A N/A Aegis Senior Living 182,152 3,944 4,270 10 80 701 88.5 1.22x 1.06x Other 862,052 15,677 15,360 79 95 5,001 89.1 1.20x 1.03x Total $ 6,701,767 $ 128,502 $ 122,546 402 97 35,505 87.0 1.27x 1.07x (1) Occupancy and CFC are reported for leased properties that have been held for the trailing 12 months ended one quarter in arrears from the date reported. CFC also excludes the HCRMC senior housing portfolio as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. 24 $ 3,958,174 $ 66,393 $ 64,368 227 97 18,568 86.9 1.34x 1.12x Capital Senior Living 181,988 4,239 4,245 15 100 1,514 84.7 1.21x 1.07x Harbor Retirement Associates 211,802 4,697 4,580 14 100 1,346 82.8 1.55x 1.32x Sunrise Senior Living $ 1,341,000 $ 20,982 $ 19,025 48 98 5,555 89.0 1.43x 1.15x NOI andand Interest Operator InvestmentInterest Income Income Count % Pooled Occupancy EBITDARMEBITDAR Units %CFCCFC Brookdale $ 2,743,593 $ 62,109 $ 58,178 175 98 16,937 87.1 1.21x 1.04x

Senior Housing

Brookdale* Operating Portfolio

BROOKDALE SENIOR LIVING SOLUTIONS ALL THE PLACES LIFE CAN GO.

***Brookdale Senior Living, Inc.** (NYSE:BKD) is headquartered in Brentwood, TN and is the leading operator of senior living communities throughout the United States ("U.S."). Brookdale is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest quality service, care and living accommodations for residents. Brookdale operates approximately 1,150 independent living ("IL"), assisted living ("AL") and dementia-care communities and CCRCs located in 46 states. Through its ancillary services program, Brookdale also offers a range of outpatient therapy, home health, personalized living and hospice services.

As of and for the quarter ended March 31, 2016, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

Market	Investment	Cash NOI	% of Operating NOI	Units(1) IL	Units(1) AL	3-Month Occupancy %	REVPOR(1) IL	REVPOR(1) AL
Houston, TX	$ 304,736	$ 5,542	8.5	1,716	87	92.7	$ 2,450	$ 5,659
Denver, CO	286,968	4,504	6.9	715	154	93.4	4,306	3,674
Chicago, IL	222,588	3,551	5.5	768	370	86.1	3,581	6,174
Miami, FL	188,852	4,854	7.5	963	223	93.6	3,847	4,356
Tampa, FL	105,914	2,099	3.2	426	182	83.5	3,727	4,029
Memphis, TN	87,568	1,029	1.6	130	230	88.5	1,644	4,935
Providence, RI	85,809	1,785	2.7	413	191	87.9	3,572	5,002
Sarasota, FL	83,951	1,869	2.9	164	259	87.0	4,820	4,140
Richmond, VA	76,826	1,437	2.2	—	303	86.3	—	4,978
Boston, MA	75,440	742	1.1	—	227	75.9	—	5,371
Riverside, CA	72,700	1,434	2.2	183	316	90.5	3,205	4,758
Dallas, TX	69,955	1,454	2.2	256	357	92.0	2,045	3,622
Washington, DC	68,436	1,612	2.5	—	222	98.0	—	6,444
San Diego, CA	64,984	1,162	1.8	—	318	84.8	—	7,675
Austin, TX	63,959	1,484	2.3	—	276	94.7	—	5,804
Phoenix, AZ	41,401	1,137	1.7	211	—	94.1	3,700	—
Fresno, CA	38,840	512	0.8	172	—	88.0	3,426	—
New York, NY	36,211	694	1.1	—	120	80.8	—	6,317
Baltimore, MD	36,184	843	1.3	—	202	96.4	—	5,149
Sacramento, CA	34,009	651	1.0	—	189	86.9	—	5,165
Other	655,079	13,478	20.7	1,373	3,687	85.4	3,118	4,415
	$ 2,700,410	**$ 51,873**	**79.7**	**7,490**	**7,913**	**88.4**	**$ 3,284**	**$ 4,830**
CCRC JV(2)	670,772	13,270	20.3	6,505	717	86.1	4,845	6,094
Total	**$ 3,371,182**	**$ 65,143**	**100.0**	**13,995**	**8,630**	**87.7**	**$ 3,988**	**$ 4,932**

(1) Unit type and REVPOR are based on the majority type within each community. AL includes needs-based care such as memory care.
(2) CCRC JV Investment and Cash NOI represent the Company's 49% share.

25

Senior Housing | Brookdale Operating Portfolio

As of and for the quarter ended March 31, 2016, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]						
Market	**Properties/ Units**	**Cash NOI**	**% of Operating NOI**	**Properties/ Units Under Construction[2]**	**Potential NOI Impact[3]**	**5 Year Total Population Growth %[4]**	**5 Year 75+ Population Growth %[4]**	**Median Household Income**	**75+ Median Net Worth**	**Unemployment %**
US National Average						*3.8*	*15.3*	*$ 53*	*$ 203*	*6.4*
Houston, TX	6 / 1,803	$ 5,542	8.5	3 / 400	$ 2,600	8.3	24.0	74	250	3.3
Denver, CO	5 / 869	4,504	6.9	1 / 74	578	7.0	16.0	51	211	3.5
Chicago, IL	6 / 1,138	3,551	5.5	6 / 712	2,064	1.0	12.6	81	242	5.4
Miami, FL	7 / 1,186	4,854	7.5	2 / 498	1,417	5.1	14.3	49	221	8.9
Tampa, FL	3 / 608	2,099	3.2	— / —	—	2.4	11.8	44	203	6.2
Memphis, TN	3 / 360	1,029	1.6	— / —	—	3.6	18.1	68	247	6.1
Providence, RI	5 / 604	1,785	2.7	1 / 58	257	0.9	6.9	54	164	6.2
Sarasota, FL	3 / 423	1,869	2.9	2 / 190	530	3.5	13.5	50	244	7.2
Richmond, VA	2 / 303	1,437	2.2	3 / 181	1,437	5.4	15.5	76	250	3.2
Boston, MA	2 / 227	742	1.1	1 / 90	414	3.4	8.3	78	219	6.3
Riverside, CA	3 / 499	1,434	2.2	— / —	—	6.0	13.9	57	236	9.4
Dallas, TX	5 / 613	1,454	2.2	4 / 282	179	6.0	16.8	63	243	4.2
Washington, DC	2 / 222	1,612	2.5	1 / 88	961	7.0	21.2	97	250	3.8
San Diego, CA	2 / 318	1,162	1.8	2 / 128	1,162	5.1	18.4	103	250	5.3
Austin, TX	3 / 276	1,484	2.3	— / —	—	9.2	20.3	53	204	4.6
Phoenix, AZ	1 / 211	1,137	1.7	— / —	—	5.0	10.7	49	227	6.8
Fresno, CA	1 / 172	512	0.8	— / —	—	2.9	8.9	54	203	7.8
New York, NY	1 / 120	694	1.1	— / —	—	2.8	7.9	64	250	5.7
Baltimore, MD	2 / 202	843	1.3	— / —	—	1.6	11.6	57	204	7.9
Sacramento, CA	2 / 189	651	1.0	2 / 157	326	3.8	13.5	67	229	7.3
Other	44 / 5,060	13,478	20.7	12 / 1,198	1,951	3.9	12.7	52	205	5.9
CCRC JV[5]	15 / 7,222	13,270	20.3	1 / 32	1,458	5.1	14.4	49	232	6.4
Total	**123 / 22,625**	**$ 65,143**	**100.0**	**41 / 4,088**	**$ 15,334**	**5.2**	**14.6**	**$ 58**	**$ 224**	**5.6**
% of Total Portfolio Income					**3.2%**					

(1) Demographic data provided by Environmental Systems Research Institute ("ESRI") for 2015, represents a 5-mile radius around each community and is weighted by NOI.
(2) Construction data provided by National Investment Center for Seniors Housing & Care ("NIC") for the quarter ended March 31, 2016 and reflects senior housing construction and expansions of similar care types and entrance fee requirements within 5 miles of the Company's communities.
(3) Reflects Cash NOI for the Company's operating portfolio within 5 miles of new construction and expansions.
(4) Reflects projected growth from 2015 to 2020.
(5) CCRC JV Cash NOI represents the Company's 49% share.

26

Senior Housing

Brookdale Operating Portfolio Trend

Dollars in thousands, except REVPOR

TOTAL OPERATING PORTFOLIO[1]

	1Q15	2Q15[2]	3Q15	4Q15	1Q16
Property count	70	106	106	108	108
Investment	$ 1,672,640	$ 2,593,843	$ 2,610,854	$ 2,681,111	$ 2,700,410
Units	10,053	15,253	15,241	15,403	15,403
3-month Occupancy %	86.4	86.0	87.7	88.2	88.4
REVPOR	$ 4,058	$ 4,067	$ 3,873	$ 3,895	$ 4,056
NOI:					
Total revenues	$ 105,013	$ 106,826	$ 155,290	$ 158,261	$ 165,763
Operating expenses	(74,598)	(75,205)	(109,952)	(110,444)	(113,890)
	$ 30,415	**$ 31,621**	**$ 45,338**	**$ 47,817**	**$ 51,873**
NOI Margin %	29.0	29.6	29.2	30.2	31.3
Total CAPEX	$ 5,892	$ 10,191	$ 17,010	$ 22,057	$ 19,299

SAME STORE PORTFOLIO[1]

	1Q15	2Q15	3Q15	4Q15	1Q16
Property count	69	69	69	69	69
Investment	$ 1,636,640	$ 1,646,831	$ 1,660,330	$ 1,674,566	$ 1,687,325
Units	9,966	9,962	9,951	9,944	9,944
3-month Occupancy %	86.4	85.9	86.6	87.3	87.9
REVPOR	$ 4,058	$ 4,051	$ 4,040	$ 4,068	$ 4,216
NOI:					
Total revenues	$ 104,810	$ 103,988	$ 104,444	$ 105,975	$ 110,596
Operating expenses	(74,487)	(73,502)	(76,190)	(74,469)	(77,486)
	$ 30,323	**$ 30,486**	**$ 28,254**	**$ 31,506**	**$ 33,110**
NOI Margin %	28.9	29.3	27.1	29.7	29.9
			Year-Over-Year Three-Month SPP Growth		**9.2%**

(1) Excludes the CCRC JV reported on the Brookdale Entrance Fee CCRC Portfolio page in this supplemental report.
(2) Includes 35 assets acquired on June 30, 2015 for which NOI includes one day of activity. Occupancy and REVPOR exclude these assets as a full quarter of activity is not available.

27

Post-Acute/Skilled

As of and for the quarter ended March 31, 2016, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases	52	$ 396,247	$ 10,225	4,697	84.7	1.83x	1.39x
HCRMC DFLs	249	3,941,848	96,130	32,515	83.6	N/A	N/A
	301	**$ 4,338,095**	**$ 106,355**	**37,212**	**83.7**	**1.83x**	**1.39x**

Debt Investments	Investment	Interest Income	DSC
HC-One[1]	$ 395,107	$ 8,002	2.33x
Tandem	256,145	7,583	1.40x
Four Seasons Health Care	124,109	559	0.71x
Other	3,455	34	N/A
	$ 778,816	**$ 16,178**	
Total	**$ 5,116,911**	**$ 122,533**	

OPERATOR CONCENTRATION

				Leased Portfolio[2]					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCRMC	$ 3,941,848	$ 96,123	$ 96,130	249	100	32,515	83.6	N/A	N/A
HC-One	569,082	11,647	11,201	21	100	1,334	N/A	N/A	N/A
Tandem	319,245	9,439	9,413	9	100	932	93.9	2.60x	2.07x
Four Seasons Health Care	124,109	559	559	—	—	—	N/A	N/A	N/A
Covenant Care	70,195	2,866	2,934	12	100	1,262	81.5	1.48x	1.02x
Trilogy Health Services	45,557	1,607	1,727	5	100	641	87.3	1.82x	1.47x
Other	46,875	563	569	5	80	528	69.5	1.39x	0.97x
	$ 5,116,911	**$ 122,804**	**$ 122,533**	**301**	**100**	**37,212**	**83.7**	**1.83x**	**1.39x**

(1) HC-One's DSC is for the six months ending December 31, 2015, which represents the most recent period available following the April 2015 conversion of £174.3 million ($257.4 million) of the Company's debt investment to fee ownership in 36 care homes.

(2) Occupancy and CFC are reported for leased properties that have been held for the trailing 12 months ended one quarter in arrears from the date reported. CFC also excludes the HCRMC post-acute/skilled portfolio as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty.

28

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 1Q15 2Q15 3Q15 4Q15 1Q16 Investment $ 5,132,150 $ 5,162,657 $ 5,194,010 $ 4,156,384 $ 4,134,774 3-month Occupancy % 84.4 86.0 83.5 82.7 82.6 Total revenues $ 133,749 $ 122,210 $ 123,452 $ 124,547 $ 104,059 $ 133,702 $ 122,163 $ 123,404 $ 124,525 $ 104,017 Non-cash adjustments to NOI (17,344) (18,046) (19,231) (20,373) 175 Year-Over-Year Three-Month SPP Growth (10.5)% SPP Metrics(1) EBITDAR CFC 1.51x 1.55x 1.48x 1.41x 1.39x (1) Excludes the HCRMC post-acute/skilled portfolio as the combined portfolio is cross-collaterallized under a single master lease with a corporate guaranty. 29 Quality Mix %62.6 63.1 62.9 62.5 61.4 EBITDARM CFC1.97x 2.01x 1.94x 1.86x 1.83x $ 116,358 $ 104,117 $ 104,173 $ 104,152 $ 104,192 Cash NOI: Operating expenses (47) (47) (48) (22) (42) NOI: Beds34,720 34,686 34,716 34,695 34,709 Property count 279 279 279 279 279

Post-Acute/Skilled

HCR ManorCare Portfolio Summary

As of and for the quarter ended March 31, 2016, dollars in thousands

HCP INVESTMENT IN HCRMC

	Property Count	Investment	Cash NOI	Capacity	Occupancy %
Assisted living	61	$ 1,179,180	$ 16,888	4,451 Units	83.9
Post-acute/skilled	249	3,941,848	96,130	32,515 Beds	83.6
	310	**$ 5,121,028**	**$ 113,018**		**83.6**

For the trailing twelve months ended, dollars in thousands

HCRMC PERFORMANCE

	Post-Acute/Skilled Metrics[1]			Facility EBITDARM		Facility EBITDAR[3]	
	Skilled Mix %	Medicare %	Quality Mix %[2]	Amount	CFC	Amount	CFC
March 31, 2015	53.3	35.3	63.7	$ 569,238	1.09x	$ 434,217	0.83x
December 31, 2015	52.7	33.8	63.0	518,816	1.14x	392,438	0.86x
March 31, 2016	51.9	33.1	62.2	492,825	1.13x	369,991	0.85x

(1) Represents revenues for each metric as a percentage of total revenues for the post-acute/skilled portfolio for the trailing 12 months ended for the periods presented. Skilled Mix includes Medicare and Managed Care revenues.
(2) Quality Mix including HCRMC senior housing facilities is 66.5%, 65.9% and 65.2% for the trailing 12 months ended March 31, 2015, December 31, 2015 and March 31, 2016, respectively.
(3) Facility EBITDAR includes non-cash accrual charges for general and professional liability claims of $17 million for the 12 months ended March 31, 2015. Facility EBITDAR for all periods also includes an imputed management fee of 4%.

30

Post-Acute/Skilled | Reconciliation of HCRMC EBITDAR and FCC

Dollars in millions

HCRMC UNAUDITED RESULTS OF OPERATIONS[1]

	Trailing 12 Months Ended	
	March 31, 2016	December 31, 2015
Revenues	$ 4,010.1	$ 4,079.6
Operating and general and administrative expenses	(3,507.9)	(3,548.6)
Depreciation and amortization expense	(134.0)	(137.4)
Asset impairment[2]	—	—
Income before other (expenses) income and income taxes	**$ 368.2**	**$ 393.6**
Interest expense	(472.4)	(457.6)
Loss on disposal of assets	(43.4)	(46.7)
Equity in earnings, interest income and other	11.7	11.0
Loss from continuing operations before income taxes	**$ (135.9)**	**$ (99.7)**
Income tax benefit (expense)[2]	7.4	(5.6)
Loss from continuing operations	**$ (128.5)**	**$ (105.3)**
Loss from discontinued operations:		
Facility EBITDARM	(14.2)	(15.2)
Other income, net of taxes	7.7	9.7
Loss from discontinued operations	**(6.5)**	**(5.5)**
Net loss	**$ (135.0)**	**$ (110.8)**
EBITDAR AND FCC CALCULATION		
Revenues	$ 4,010.1	$ 4,079.6
Operating and general and administrative expenses	(3,507.9)	(3,548.6)
Equity in earnings, interest income and other	11.7	11.0
Facility EBITDARM from discontinued operations	(14.2)	(15.2)
Other adjustments	3.5	2.7
EBITDAR	**$ 503.2**	**$ 529.5**
Normalizing adjustments[2]	12.4	12.4
Normalized EBITDAR	**$ 515.6**	**$ 541.9**
Fixed charges:		
Cash rent	$ 464.9	$ 482.6
Interest expense - term loan and other	22.0	21.9
Total fixed charges	**$ 486.9**	**$ 504.5**
As Reported FCC[3]	1.03x	1.05x
Normalized FCC[3]	1.06x	1.07x

(1) Results include revenues and expenses related to all businesses managed by HCRMC including (i) Facility EBITDARM for communities owned by the Company, (ii) home health care, hospice and rehabilitation services and (iii) general and administrative, depreciation, interest and income tax expenses.

(2) Primarily relates to non-cash accrual charges for general and professional liability claims that are excluded for purposes of calculating normalized FCC.

(3) Represents EBITDAR (as reported FCC) or normalized EBITDAR (normalized FCC) divided by total fixed charges.

31

Life Science As of and for the quarter ended March 31, 2016, dollars and square feet in thousands INVESTMENTS Property Count Cash NOI Square Feet Occupancy % Leased Properties Investment San Diego 24 685,682 11,636 1,788 94.5 114 $ 3,476,630 $ 71,532 7,094 98.0 SAME PROPERTY PORTFOLIO 1Q15 2Q15 3Q15 4Q15 1Q16 Investment $3,345,007 $3,354,096 $3,364,419 $3,378,699 $3,386,199 Occupancy % 95.5 97.7 98.0 98.2 98.0 Total revenues $ 74,997 $ 76,867 $ 77,420 $ 78,433 $ 77,669 $ 60,457 $ 61,789 $ 61,845 $ 62,340 $ 63,658 Non-cash adjustments to NOI (2,215) (1,930) (1,831) (906) 184 Year-Over-Year Three-Month SPP Growth 9.6% (1) Cash NOI includes $6.1 million related to the first tranche of the purchase option exercised by Genentech that is held for sale as of March 31, 2016, and is therefore excluded from all other metrics presented. 32 $ 58,242 $ 59,859 $ 60,014 $ 61,434 $ 63,842 Cash NOI: Operating expenses (14,540) (15,078) (15,575) (16,093) (14,011) NOI: Square feet 6,921 6,922 6,924 6,924 6,924 Property count 108 108 108 108 108 Other 13 241,297 6,266 913 100.0 San Francisco(1) 77 $ 2,549,651 $ 53,630 4,393 99.1

Life Science

Dollars and square feet in thousands, except dollars per square foot

SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS)

	Total				San Francisco		San Diego		Other	
Year	Square Feet	%	Annualized Revenues	%	Square Feet	Annualized Revenues	Square Feet	Annualized Revenues	Square Feet	Annualized Revenues
2016[1]	231	3	$ 6,185	2	197	$ 5,184	34	$ 1,001	—	$ —
2017	729	11	29,792	11	419	17,096	310	12,696	—	—
2018[2]	1,252	18	61,015	23	1,075	56,648	82	1,895	95	2,472
Thereafter	4,741	68	167,798	64	2,660	111,747	1,263	33,967	818	22,084
	6,953	**100**	**$ 264,790**	**100**	**4,351**	**$ 190,675**	**1,689**	**$ 49,559**	**913**	**$24,556**

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change In Rents	HCP Tenant Improvements Per Sq. Ft.	Leasing Costs Per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of December 31, 2015	7,411	$ 38.27					
Assets held for sale	(457)	52.82					
Expirations	(311)	26.90					
Renewals, amendments and extensions	285	32.88	18.6	$ 8.76	$ 6.17	87	92%
New leases	25	43.71		62.77	8.30	75	
Leased Square Feet as of March 31, 2016	**6,953**	**$ 38.08**					

(1) Includes month-to-month and holdover leases.

(2) Includes 337,000 square feet and annualized revenue of $19.5 million related to the second tranche of the purchase option exercised by Genentech that is expected to close in July 2018. The first tranche is held for sale as of March 31, 2016, and is therefore excluded from the operating portfolio.

33

University Center East San Diego, CA Life Science As of March 31, 2016, dollars and square feet in thousands TENANT CONCENTRATION Genentech 400 6 21,652 8 LinkedIn Corporation 373 5 14,419 5 Google 290 4 10,005 4 Takeda 166 2 7,511 3 ARUP 324 5 6,087 2 6,953 100 $ 264,790 100 34 Other 3,616 52 115,974 43 General Atomics 397 6 6,696 3 Myriad Genetics 310 4 7,798 3 Exelixis, Inc. 246 4 12,724 5 Rigel Pharmaceuticals 147 2 15,582 6 Square Feet Annualized Revenues % of AmountTotal % of AmountTotal Amgen 684 10 $ 46,342 18

Medical Office As of and for the quarter ended March 31, 2016, dollars and square feet in thousands INVESTMENTS Healthcare System Affiliated % Property Count Cash NOI Square Feet Occupancy % Leased Properties Investment Off-campus 50 737,295 12,323 2,942 90.3 69.8 SAME PROPERTY PORTFOLIO 1Q15 2Q15 3Q15 4Q15 1Q16 Investment $ 2,947,774 $ 2,958,773 $ 2,977,867 $ 3,004,521 $ 3,017,592 Occupancy % 90.6 90.4 90.8 91.3 90.8 Total revenues $ 96,492 $ 97,333 $ 98,898 $ 97,483 $ 98,363 $ 60,235 $ 59,935 $ 60,507 $ 61,350 $ 60,969 Non-cash adjustments to NOI (1,632) (584) (291) (43) (455) Year-Over-Year Three-Month SPP Growth 3.3% 35 $ 58,603 $ 59,351 $ 60,216 $ 61,307 $ 60,514 Cash NOI: Operating expenses (36,257) (37,398) (38,391) (36,133) (37,394) NOI: Square feet 14,915 14,915 14,911 14,927 14,927 Property count 212 212 212 212 212 227 $ 3,507,004 $ 65,876 17,117 91.2 94.8 On-campus 177 $ 2,769,709 $ 53,553 14,175 91.4 100.0

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total On-Campus Off-Campus 2017 2,319 15 55,523 16 1,855 44,599 464 10,924 Thereafter 9,116 59 201,228 56 7,557 165,437 1,559 35,791 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents(2) HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Developments 72 21.18 Renewals, amendments and extensions 254 22.45 0.3 $ 7.03 $ 3.01 52 62% Terminations (56) 21.59 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease. 36 Leased Square Feet as of March 31, 2016 15,614 $ 23.08 New leases77 22.07 20.91 7.49 74 Expirations (413) 24.22 Leased Square Feet as of December 31, 2015 15,680 $ 23.04 15,614 100 $ 354,532 100 12,958 $ 294,145 2,656 $ 60,387 2018 2,236 14 51,508 15 1,843 42,541 393 8,967 Year Square Annualized Feet %Revenues % Square Annualized Feet Revenues Square Annualized Feet Revenues 2016(1) 1,943 12 $ 46,273 13 1,703 $ 41,568 240 $ 4,705

Hospital As of and for the quarter ended March 31, 2016, dollars in thousands INVESTMENTS Occupancy %(1) Property Count Cash NOI EBITDARM CFC EBITDAR CFC Leased Properties Investment Beds Other 11 213,857 6,323 733 60.9 3.15x 2.88x SAME PROPERTY PORTFOLIO 1Q15 2Q15 3Q15 4Q15 1Q16 Investment $ 594,085 $ 594,085 $ 594,085 $ 594,085 $ 594,085 3-month Occupancy %(1) 54.3 59.6 55.0 54.0 53.3 EBITDAR CFC 5.43x 5.52x 5.74x 5.88x 6.00x Total revenues $ 22,229 $ 21,479 $ 22,382 $ 22,238 $ 22,857 $ 21,192 $ 20,208 $ 21,781 $ 21,204 $ 21,658 Non-cash adjustments to NOI 252 226 288 296 304 Year-Over-Year Three-Month SPP Growth 2.4% (1) Certain operators in the Company’s hospital portfolio are not required under their respective leases to provide operational data. 37 $ 21,444 $ 20,434 $ 22,069 $ 21,500 $ 21,962 Cash NOI: Operating expenses (1,037) (1,271) (601) (1,034) (1,199) NOI: EBITDARM CFC5.83x 5.93x 6.16x 6.31x 6.44x Beds2,221 2,221 2,228 2,227 2,247 Property count 16 16 16 16 16 16 $ 594,085 $ 21,974 2,247 55.5 6.44x 6.00x Acute care 5 $ 380,228 $ 15,651 1,514 51.3 7.70x 7.20x

Unconsolidated Joint Ventures

As of and for the quarter ended March 31, 2016, dollars and square feet in thousands

INVESTMENTS

	Total	Medical Office	Life Science	Post-Acute/ Skilled[1]	Senior Housing[2]
HCP's ownership percentage		20% - 67%	50% - 63%	80%	45% - 72%
Joint ventures' Investment	$ 385,649	$ 13,622	$ 155,336	$ 11,438	$ 205,253
Joint ventures' mortgage debt	130,182	—	—	—	130,182
HCP's net equity investment[3]	117,708	4,614	68,688	1,022	43,384
Property count	17	1	4	4	8
Capacity		103 Sq. Ft.	278 Sq. Ft.	420 Units	935 Units
Occupancy %		100.0	90.9	78.3	95.5

SELECTED FINANCIAL DATA

	Three Months Ended March 31, 2016			
Joint Venture Results:	Medical Office	Life Science	Post-Acute/ Skilled[1]	Senior Housing[2]
Total revenues	$ 712	$ 3,060	$ 508	$ 6,626
Operating expenses	(223)	(660)	(3)	(4,369)
NOI	**$ 489**	**$ 2,400**	**$ 505**	**$ 2,257**
Depreciation and amortization	(153)	(605)	(86)	(1,265)
General and administrative expenses	(19)	(13)	(21)	(626)
Interest expense and other	—	—	(126)	(1,006)
Income from discontinued operations[4]	1,897	—	—	—
Net income	**$ 2,214**	**$ 1,782**	**$ 272**	**$ (640)**
Depreciation and amortization	237	605	86	1,265
Gain on sales of real estate[4]	(1,055)	—	—	—
FFO	**$ 1,396**	**$ 2,387**	**$ 358**	**$ 625**
Non-cash adjustments to NOI	(7)	(29)	—	—
Non-cash adjustments to net income	(107)	—	—	(33)
Leasing costs and tenant and capital improvements	(331)	(48)	—	—
FAD	**$ 951**	**$ 2,310**	**$ 358**	**$ 592**
HCP's Pro Rata Share:				
Mortgage debt	$ —	$ —	$ —	$ 72,509
NOI	326	1,435	404	1,628
Net income	624	1,098	218	335
FFO	542	1,427	287	905
FAD	301	1,388	287	888

(1) Four post-acute/skilled facilities were deconsolidated as of January 1, 2016 in conjunction with the adoption of ASU 2015-02, *Amendments to the Consolidation Analysis*.

(2) Excludes the CCRC JV reported on the Brookdale Entrance Fee CCRC Portfolio page in this supplemental report.

(3) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheet, which may differ from the capital balance as presented at the joint venture level.

(4) Medical office includes activity for five assets that are held for sale and a $1.1 million gain on sale of a hospital in January 2016.

38

Unconsolidated Joint Ventures

Brookdale Entrance Fee CCRC Portfolio

As of and for the quarter ended March 31, 2016, dollars in thousands, except REVPOR

CAPITALIZATION		PORTFOLIO METRICS	
Joint venture's Investment	$ 1,368,923	CCRC campuses	15
Joint venture's mortgage debt (excludes Entrance Fees)	$ 213,154	Units	7,222
HCP's equity ownership	49%	Occupancy	86.1%
HCP's net equity investment[1]	$ 462,545	REVPOR	$ 4,966

SELECTED FINANCIAL DATA

Cash Entrance Fee Sales:	
# of closings	161
# of refunds	139
Total Entrance Fee proceeds	$ 25,882
Refunds of Entrance Fees	$ 10,776
Non-refundable Entrance Fee %	66%

	JV Total	HCP's 49% Interest	
Joint Venture Results:	GAAP/FFO	GAAP/FFO	Cash/FAD
Resident fees and services	$ 92,240	$ 45,198	$ 45,198
Operating expenses	(78,825)	(38,624)	(39,094)
Non-refundable Entrance Fee sales, net[2]	3,395	1,663	7,166
NOI	**$ 16,810**	**$ 8,237**	**$ 13,270**
Interest expense and other	(2,184)	(1,070)	(1,337)
Depreciation and amortization	(21,546)	(10,558)	—
Other items	664	325	325
Net (loss) income	**$ (6,256)**	**$ (3,066)**	**$ 12,258**
Depreciation and amortization	21,546	10,558	—
Tenant and capital improvements	—	—	(955)
FFO/FAD	**$ 15,290**	**$ 7,492**	**$ 11,303**

(1) Represents the carrying value of the Company's equity interest in the unconsolidated joint venture as reported on its consolidated balance sheet, which may differ from the capital balance as presented at the joint venture level.

(2) Non-refundable Entrance Fees are recognized on a GAAP/FFO basis over the estimated stay of the residents and are recognized on a cash/FAD basis upon receipt, net of a reserve for early terminations. See Entrance Fees in Definitions.

39

The Solana Doylestown Warrington, PA 40 40

REP OR TING Definitions Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Revenues The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Excludes properties sold or held for sale during the quarter. Further, Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) the disaggregated HCRMC senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet its obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, severance-related charges, litigation settlement charges, gain upon consolidation of joint venture and foreign currency exchange gains (losses). Adjusted EBITDA permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s operating performance between quarters as well as annual periods, and to the operating performance of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments (if applicable). EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. 41

Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For GAAP NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from most borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled facilities, with the exception of the HCRMC portfolio which uses 4%; or (iii) an imputed management fee of 2% for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for: (i) the disaggregated HCRMC senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings release for information regarding FAD. Funds From Operations (“FFO”)* See the “Funds From Operations” section of the accompanying earnings release for information regarding FFO and FFO as adjusted. FAD Payout Ratio* Dividends declared per common share divided by diluted FAD per common share for a given period. The FAD Payout Ratio is a supplemental measure of the portion of FAD being declared as dividends to common stockholders. FAD Payout Ratio is subject to the same limitations and qualifications as FAD. FFO as Adjusted Payout Ratio* Dividends declared per common share divided by FFO as adjusted per common share for a given period. The ratio is a supplemental measure of the portion of FFO as adjusted being declared as dividends to common stockholders. The ratio is subject to the same limitations and qualifications as FFO as adjusted. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment Represents; (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated joint ventures, REP OR TING Definitions presented on the same basis. 42

REP OR TING Definitions Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated joint ventures. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Quality Mix Non-Medicaid revenues as a percentage of total revenues for the trailing 12 months ended one quarter in arrears from the period presented. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Rental and RIDEA Revenues Rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The 3-month average revenue per occupied room for the period presented. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings release for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month and twelve-month periods ended one quarter in arrears from the date reported. For operating properties under a RIDEA structure, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period presented. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/ skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Portfolio Income RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”) Stabilized properties that remained in operation and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented excluding assets held for sale. SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates changes in the composition of the Company’s portfolio of properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. SPP Cash NOI excludes the effects of foreign exchange rate movements by using the average current period exchange rate to translate from GBP into U.S. dollars for the comparison periods. A property is removed from our SPP when it is sold, placed into redevelopment or changes its reporting structure. Cash NOI from real estate owned by the Company, including noncontrolling interests, interest income from Debt Investments and the Company’s pro rata share of Cash NOI from real estate held in the Company’s unconsolidated joint ventures for the period presented. Pre-CNL Acquisition As of and for the six months ended June 30, 2006 (12 months for Adjusted Fixed Charge Coverage). The Company completed mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp. (collectively, “CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006. 43

REP OR TING Definitions Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Square Feet (Sq. Ft.) Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated joint ventures. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Total Debt Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures. Reflects the early adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs (previously included in other assets, net) to be presented as a direct deduction to the related debt liability. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated joint ventures, after adding back accumulated depreciation and amortization. Reflects the early adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs (previously included in other assets, net) to be presented as a direct deduction to the related debt liability. Total Market Capitalization Total Debt plus Total Market Equity. * Non-GAAP Supplemental Measures The Company believes that net income, as defined by U.S. Generally Accepted Accounting Principles (GAAP), is the most appropriate measure of its operating performance. In addition to net income as defined by GAAP, the Company believes Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FAD Payout Ratio, FFO, FFO Payout Ratio, FFO as adjusted, FFO as adjusted Payout Ratio, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, Secured Debt Ratio, Total Gross Assets and Yield are useful supplemental non-GAAP measures of its operating performance. As these non-GAAP measures have inherent limitations as analytical tools they should be used in conjunction with the Company’s most directly comparable GAAP presentations and not as alternatives to those indicators determined in accordance with GAAP. Reconciliations of the non-GAAP supplemental measures used in this report to their most directly comparable GAAP measure are included elsewhere in this report. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies. Historical reconciliations of Adjusted Fixed Charge Coverage, Financial Leverage and Secured Debt Ratio are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 9, 2016 (2015 metrics), February 10, 2015 (2014 metrics), February 11, 2014 (2013 metrics), February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics). The information in this supplemental report should be read in conjunction with the accompanying earnings release. 44

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended March 31, 2016 2015 Interest expense 122,062 116,780 Depreciation and amortization of real estate, in-place lease and other intangibles 141,322 114,522 HCP’s share of unconsolidated JV EBITDA 12,824 13,245 EBITDA $ 449,611 $ 8,927 Impairment — 478,464 HCP’s share of gain on sales of real estate from unconsolidated JVs (206) — 45 Adjusted EBITDA$ 451,923 $ 484,517 Gain on sales of real estate —(6,264) Transaction-related items and other 2,518 3,390 Other JV adjustments (288) 15,561 Equity loss (income) from unconsolidated JVs908 (13,601) Income tax expense (benefit) 53,038 (77) Net income (loss) $ 119,745 $ (237,503)

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended March 31, 2016 2015 Interest expense $ 122,062 $ 116,780 Capitalized interest 3,128 1,698 TOTAL GROSS ASSETS March 31, 2016 December 31, 2015 March 31, 2015 Consolidated total assets(1) $ 21,199,927 $ 21,103,349 $ 20,980,224 Investments in and advances to unconsolidated joint ventures (608,665) (605,244) (642,795) Accumulated depreciation and amortization from assets held for sale 85,857 83,381 75,949 HCP’s share of unconsolidated JV gross assets(1) 1,141,006 1,114,383 1,265,560 (1) Reflects the adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs to be presented as a direct deduction to the related debt liability. (2) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015. 46 Total Gross Assets $ 24,857,298 $ 24,617,758 $ 24,283,654 Consolidated Gross Assets $ 23,716,292 $ 23,503,375 $ 23,018,094 Accumulated depreciation and amortization 3,039,173 2,921,889 2,604,716 (2) Adjusted Fixed Charge Coverage 3.6x 4.0x Fixed Charges $ 127,038 $ 121,035 HCP’s share of unconsolidated JV interest expense 1,848 2,557 Adjusted EBITDA$ 451,923 $ 484,517

COMPANY

Information

BOARD OF DIRECTORS

MICHAEL D. MCKEE
Executive Chairman,
HCP, Inc.

DAVID B. HENRY
Lead Independent Director, HCP, Inc.
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LAURALEE E. MARTIN
President and Chief Executive Officer,
HCP, Inc.

BRIAN G. CARTWRIGHT
Senior Advisor,
Patomak Global Partners LLC

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

JAMES P. HOFFMANN
Former Partner and Senior Vice President,
Wellington Management Company

PETER L. RHEIN
Partner,
Sarlot & Rhein

JOSEPH P. SULLIVAN
Chairman Emeritus, Board of Advisors,
RAND Health

EXECUTIVE MANAGEMENT

MICHAEL D. MCKEE
Executive Chairman

LAURALEE E. MARTIN
President and Chief Executive Officer

TIMOTHY M. SCHOEN
Executive Vice President and
Chief Financial Officer

J. JUSTIN HUTCHENS
Executive Vice President and
Chief Investment Officer

TROY E. MCHENRY
Executive Vice President
General Counsel and Corporate Secretary

SCOTT A. ANDERSON
Executive Vice President and
Chief Accounting Officer

JONATHAN M. BERGSCHNEIDER
Executive Vice President
Life Science Estates

KAI HSIAO
Executive Vice President
Senior Housing Asset Management

THOMAS D. KIRBY
Executive Vice President
Acquisitions and Valuations

THOMAS M. KLARITCH
Executive Vice President
Medical Office Properties

DARREN A. KOWALSKE
Executive Vice President
Asset Management, Senior Housing and Care

JOHN LU
Executive Vice President
Corporate Finance and Investments

JOHN D. STASINOS
Executive Vice President
International

KENDALL K. YOUNG
Executive Vice President
Senior Housing and Care

47

Forward-Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding (i) closing dates, completion dates, stabilization dates, rentable square feet and total investment for development projects in progress and (ii) rentable square feet for land held for development. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: HCRMC’s ability to meet its contractual obligations under the HCRMC lease amendment and risks related to the impact of the U.S. Department of Justice lawsuit against HCRMC, including the possibility of larger than expected litigation costs, adverse results and related developments; risks relating to the Company’s reliance on a concentration of a small number of tenants and operators for a significant portion of its revenues; the financial weakness of tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; competition for skilled management and other key personnel; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing tenant or operator upon default; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company, its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Continued Huntington Beach Terrace Huntington Beach, CA 48 48

Sky Ridge III - Evergreen MOB Lone Tree, CO Forward-Looking Statements & Risk Factors (Continued) Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer, at (949) 407-0400. 49

b u i l d i n g h e a lt h y pa r t n e r s h i p s CORP ORATE HEADQUARTERS 192 0 MAIN STREE T, S UITE 1 2 00 IRVINE , CA 92614 (949) 4 07-0700 LOS ANGELES OFFICE 1115 0 SANTA MONICA B OULEVARD, S UITE 1 6 00 LOS ANGELE S, CA 90025 SAN FRANCIS CO OFFICE 95 0 TOWER LANE , S UITE 1 65 0 FOSTER CIT Y, CA 94 4 04 NASHVILLE OFFICE 3000 MERIDIAN B OULEVARD, S UITE 2 00 FRANKLIN , TN 37067 LONDON OFFICE 24 BERKELE Y S QUARE LONDON , WIJ 6HE 50